EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

Premier Power Renewable Energy, Inc.
El Dorado Hills, California

We hereby consent to the use in the Prospectus constituting a part of this Post-Effective Amendment No. 1 to the Registration Statement No. 333-155241 of our report dated September 24, 2009, relating to the financial statements of Rupinvest SARL, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Macias Gini & O’Connell LLP
Macias Gini & O’Connell LLP
Sacramento, California

April 2, 2010